As filed with the Securities and Exchange Commission on July 18, 2003
                     Registration Statement No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              --------------------

                         WASHINGTON TRUST BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Rhode Island                                 05-0404671
-------------------------------                    -------------------
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                                 23 Broad Street
                          Westerly, Rhode Island 02891
                    (Address of Principal Executive Offices)

            Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan
                            (Full Title of the Plan)
                              --------------------

                                 John C. Warren
                      Chairman and Chief Executive Officer
                         Washington Trust Bancorp, Inc.
                                 23 Broad Street
                          Westerly, Rhode Island 02891
                                 (401) 348-1200
 (Name, Address and Telephone Number Including Area Code, of Agent for Service)
                              --------------------

                                    copy to:

                                Paul W. Lee, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

========================= ==================== ======================= ====================== ======================
 Title of Each Class of                           Proposed Maximum       Proposed Maximum
    Securities to be         Amount to be        Offering Price per     Aggregate Offering          Amount of
       Registered            Registered(1)            Share(2)               Price(2)           Registration Fee
========================= ==================== ======================= ====================== ======================
Common Stock,                   600,000                $25.04               $15,024,000             $1,215.44
$0.0625 par value
------------------------- -------------------- ----------------------- ---------------------- ----------------------

(1) Plus such additional number of shares as may be required pursuant to the 2003 Stock Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Washington Trust Bancorp, Inc.'s common stock on July 15, 2003, using the average of the high and low sale prices reported on the Nasdaq National Market System on that date.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Part I to be contained in the Section 10(a) prospectus is not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement on Form S-8 (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Washington Trust Bancorp, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents, each of which has been previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 20, 2003;

     (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 14, 2003; and

     (c) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on January 10, 1985, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.*

* The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a publicly-owned, registered bank holding company, organized in 1984 under the laws of the State of Rhode Island, whose subsidiaries are permitted to engage in banking and other financial services and businesses. Reference is made to Section 7-1.1-4.1, as amended, of the General Laws of Rhode Island (the "General Laws"), which provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred in connection with any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation's best interests, (b) in all other cases, that his or her conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     In accordance with Section 7-1.1-4.1 of the General Laws, Article Eleventh of the Restated Articles of Incorporation, as amended, of the Registrant provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of such director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.1-43 of the General Laws, or (iv) for any transaction from which the director derived an improper personal benefit (unless such transaction is permitted by Section 7-1.1-37.1 of the General
Laws).

     The Registrant's By-Laws provide for indemnification to the fullest extent permitted under the General Laws. Specifically, the Registrant's By-Laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification.

     Section 7-1.1-4.1(j) of the General Laws and Section 8.04 of the Registrant's By-Laws provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such persons in any such capacity. The Registrant has obtained insurance covering its directors and officers against losses and insuring the Registrant against certain of its obligations to indemnify its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

     4.a  Restated  Articles  of  Incorporation  of the  Registrant  - Filed  as
          Exhibit 3.a to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated by reference herein.

     4.b Articles of Amendment to the Restated Articles of Incorporation of the Registrant - Filed as Exhibit 3.b to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated by reference herein.

     4.c Amended and Restated By-Laws of the Registrant - Filed as Exhibit 3.c to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated by reference herein.

     5.a  Opinion of Goodwin Procter LLP.*

     15.a Letter regarding  unaudited  interim  financial  information from KPMG
          LLP, as independent accountants.*

     23.a Consent of KPMG LLP.*

     23.b Consent of Goodwin Procter LLP (included in Exhibit 5.a hereto).

     24.a Powers of Attorney (included on signature page hereto).

     99.a Washington  Trust Bancorp,  Inc. 2003 Stock  Incentive Plan - Filed as
          Exhibit A to the Registrant's Proxy Statement, filed by the Registrant on March 20, 2003 pursuant to Section 14(a) of the Exchange Act.

----------------------------

* Filed herewith

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; provided, however, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westerly, Rhode Island, on July 17, 2003.


                          WASHINGTON TRUST BANCORP, INC.

                          By:      John C. Warren
                                   ---------------------------------------------
                                   John C. Warren
                                   Chairman and Chief Executive Officer

                          By:      David V. Devault
                                   ---------------------------------------------
                                   David V. Devault
                                   Executive Vice President, Treasurer and Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John C. Warren and David V. Devault and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                             Title                     Date
----------------------         ---------------------------------   -------------

John C. Warren                 Chairman, Chief Executive Officer   July 17, 2003
----------------------         and Director
John C. Warren

David V. Devault               Executive Vice President, Treasurer July 17, 2003
----------------------         and Chief Financial Officer
David V. Devault

Gary P. Bennett                Director                            July 17, 2003
----------------------
Gary P. Bennett

Steven J. Crandall             Director                            July 17, 2003
----------------------
Steven J. Crandall

Larry J. Hirsch                Director                            July 17, 2003
----------------------
Larry J. Hirsch

Katherine W. Hoxsie            Director                            July 17, 2003
----------------------
Katherine W. Hoxsie

Mary E. Kennard                Director                            July 17, 2003
----------------------
Mary E. Kennard

Edward J. Mazze                Director                            July 17, 2003
----------------------
Edward J. Mazze

Victor J. Orsinger II          Director                            July 17, 2003
----------------------
Victor J. Orsinger II


H. Douglas Randall III         Director                            July 17, 2003
----------------------
H. Douglas Randall III

Joyce Olson Resnikoff          Director                            July 17, 2003
----------------------
Joyce Olson Resnikoff

Patrick J. Shanahan            Director                            July 17, 2003
----------------------
Patrick J. Shanahan


James P. Sullivan              Director                            July 17, 2003
----------------------
James P. Sullivan

Neil H. Thorp                  Director                            July 17, 2003
----------------------
Neil H. Thorp

John F. Treanor                Director                            July 17, 2003
----------------------
John F. Treanor

                                  EXHIBIT INDEX

         Exhibit
         Number   Description

          4.a  Restated  Articles of  Incorporation of the Registrant - Filed as
               Exhibit 3.a to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated by reference herein.

          4.b Articles of Amendment to the Restated Articles of Incorporation of the Registrant - Filed as Exhibit 3.b to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated by reference herein.

          4.c Amended and Restated By-Laws of the Registrant - Filed as Exhibit 3.c to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated by reference herein.

          5.a  Opinion of Goodwin Procter LLP.*

          15.a Letter regarding unaudited interim financial information from KPMG LLP, as independent accountants.*

          23.a Consent of KPMG LLP.*

          23.b Consent of Goodwin Procter LLP (included in Exhibit 5.a hereto).

          24.a Powers of Attorney (included on signature page hereto).

          99.a Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan - Filed as Exhibit A to the Registrant's Proxy Statement, filed by the Registrant on March 20, 2003 pursuant to Section 14(a) of the Exchange Act.

----------------------------

* Filed herewith